Exhibit 99.1

Signet Jewelers Announces Regular Quarterly Cash Dividend

HAMILTON, Bermuda--(BUSINESS WIRE)--June 16, 2015--Signet Jewelers Ltd (“Signet”) (NYSE and LSE: SIG), today announced that its Board of Directors has approved a regular quarterly cash dividend of $0.22 per Signet Common Share payable on August 27, 2015 to record holders of Signet Common Shares on July 31, 2015, with an ex-dividend date of July 30, 2015.

Signet Jewelers Limited is the world’s largest retailer of diamond jewelry. Signet operates approximately 3,600 stores primarily under the name brands of Kay Jewelers, Zales, Jared The Galleria Of Jewelry, H.Samuel, Ernest Jones, Peoples and Piercing Pagoda. Further information on Signet is available at www.signetjewelers.com. See also www.kay.com, www.zales.com, www.jared.com, www.hsamuel.co.uk, www.ernestjones.co.uk, www.peoplesjewellers.com and www.pagoda.com.

CONTACT:
Signet Jewelers Ltd
Investors:
James Grant, VP Investor Relations, +1-330-668-5412
or
Media:
David Bouffard, VP Corporate Affairs, +1-330-668-5369